Exhibit 23.5

TBPE REGISTERED ENGINEERING FIRM F-1580			FAX (713) 651-0849
1100 LOUISIANA	SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of SM Energy Company of information contained in our reports, as of December 31, 2014, setting forth estimates of revenues from SM Energy Company’s oil and gas reserves.  We further consent to the reference to our firm under the heading “Experts” and elsewhere in the Prospectus, which is part of this Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

April 28, 2015

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258